Exhibit 1.2


CASE NAME:                                                        ACCRUAL BASIS


CASE:                                                             2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                         MONTH ENDING: OCTOBER 31, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                               Secretary
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY        TITLE


James C. Williams                              November 19, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF RESPONSIBLE PARTY              DATE


PREPARER:

                                               Secretary
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF PREPARER                 TITLE


James C. Williams                              November 19, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF PREPARER                       DATE

CASE NAME:    Cadiz Properties, Inc.                             ACCRUAL BASIS-1
          ---------------------------------
CASE NUMBER: 01-80459-RCM-11
            -------------------------------

COMPARATIVE BALANCE SHEET
ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT

                                                               Oct. 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           3,070
2. RESTRICTED CASH
3. TOTAL CASH                                                  3,070
4. ACCOUNTS RECEIVABLE, NET
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES
8. OTHER (ATTACH LIST)                                         61,494
9. TOTAL CURRENT ASSETS                                        64,564
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               11,372,640
11. LESS:ACCUMULATED                                           2,068,240
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            9,304,400
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          2,980,416
14. OTHER ASSETS - NET OF                                      105,754
15. OTHER (ATTACH LIST)
16. TOTAL ASSETS                                               12,455,134
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE
18. TAXES PAYABLE
19. NOTES PAYABLE
20. PROFESSIONAL FEES
21. SECURED DEBT                                               537,040
22. OTHER (ATTACH LIST)
23. TOTAL POSTPETITION LIABILITIES                             537,040
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               7,401,415
25. PRIORITY DEBT
26. UNSECURED DEBT
27. OTHER (ATTACH LIST)
28. TOTAL PREPETITION LIABILITIES                              7,401,415
29. TOTAL LIABILITIES                                          7,938,455
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
EQUITY
30. PREPETITION OWNER'S EQUITY                                 3,646,334
31. POSTPETITION  CUMULATIVE PROFIT OR                         870,345
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               4,516,679
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         12,455,134


Case Name: Cadiz Properties, Inc.                                         MOR-1

Case No: 01-80459-RCM-11

                                     October
8. Property Tax Escrow              $  61,494



14. Capitalized Professional Fees   $105,754
    net of amortization

CASE NAME: Cadiz Properties, Inc.                               ACCRUAL BASIS-2
           -----------------------------
CASE NUMBER: 01-80459-RCM-11
            ----------------------------


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            Oct. 2002

1. GROSS REVENUES                           154,667                                                             154,667
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              154,667                                                             154,667
COSTS OF GOODS SOLD
4. MATERIAL 5. DIRECT LABOR 6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             154,667                                                             154,667
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                16                                                                  16
12. RENT & LEASE
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                16                                                                  16
15. INCOME BEFORE NON-OPERATING             154,651                                                             154,651
      INCOME & EXPENSE
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        49,901                                                              49,901
19. DEPRECIATION / DEPLETION                21,041                                                              21,041
20. AMORITIZATION                           1,706                                                               1,706
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             72,648                                                              72,648
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                       250                                                                 250
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES           250                                                                 250
27. INCOME TAX
28. NET PROFIT (LOSS)                       81,753                                                              81,753


CASE NAME: Cadiz Properties, Inc.                                ACCRUAL BASIS-3
           --------------------------------

CASE NUMBER: 01-80459-RCM-11


CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL
                                            October, 2002

1. CASH - BEGINNING OF MONTH                11,455                                                              11,455
 RECEIPTS FROM OPERATORS
2. CASH SALES
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION 4. POSTPETITION
5. TOTAL OPERATING RECEIPTS
NON-OPERATING  RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS 8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS
11. TOTAL CASH AVAILABLE                    11,455                                                              11,455
OPERATING DISBURSEMENTS
12. NET PAYROLL
13. PAYROLL TAXES PAID
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE
16. UTILITIES
17. INSURANCE
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE
23. SUPPLIES
24. ADVERTISING
25. OTHER (ATTACH LIST)                     8,135                                                               8,135
26. TOTAL OPERATING DISBURSEMENTS           8,135                                                               8,135
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                       250                                                                 250
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES           250                                                                 250
31. TOTAL DISBURSEMENTS                     8,385                                                               8,385
32. NET CASH FLOW                           (8,385)                                                             (8,385)
33. CASH - END OF MONTH                     3,070                                                               3,070




Case Name: Cadiz Properties, Inc.                                         MOR-3

Case No: 01-80459-RCM-11


                                                                Oct.
25. Bank Charges                                              $   16

      Repayment of Rent pursuant to Court Order               $8,119
                                                              ------
                                                              $8,135

CASE NAME: Cadiz Properties, Inc.                               ACCRUAL BASIS-4
           --------------------------
CASE NUMBER: 01-80459-RCM-11
            -------------------------


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   October, 2002

1. 0 - 30
2. 31 - 60
3. 61 - 90
4. 91 +
5. TOTAL ACCOUNTS RECEIVABLE
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE, NET 0



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: October, 2002
                                                                                           --------------
TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS           61 - 90 DAYS         91+            TOTAL
                                                                                                           DAYS

1. FEDERAL 2. STATE 3. LOCAL
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      0                  0                     0                     0              0

6. ACCOUNTS PAYABLE                         0                  0                     0                     0              0



STATUS OF POSTPETITION TAXES                                              MONTH: October, 2002
                                                                                --------------
FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY


1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME
6. OTHER (ATTACH LIST)
7. TOTAL FEDERAL TAXES                        0                           0                                0              0
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero ** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME: Cadiz Properties, Inc.                            ACCRUAL BASIS-5
          ------------------------------
CASE NUMBER: 01-80459-RCM-11                               MONTH: October, 2002
            ----------------------------                         ---------------

      The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2       Account #3
                                                         ---------------  ---------------  --------------

A. BANK Comerica
B. ACCOUNT  NUMBER                                       1880058878                                           Total
C. PURPOSE  (TYPE) DIP
1. BALANCE PER BANK STATEMENT 3,070 3,070
2. ADD:  TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT:  OUTSTANDING  CHECKS
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           3,070                                                3,070
6. NUMBER OF LAST CHECK WRITTEN                          1058



INVESTMENT ACCOUNTS                                      Account #1       Account #2          Account #3
                                                         ---------------  -----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS                                    0                0                  0                 0



CASH
12. CURRENCY ON HAND 0

13. TOTAL CASH - END OF MONTH                                                                                   3,070



CASE NAME: Cadiz Properties, Inc.                               ACCRUAL BASIS-6
           -----------------------------

CASE NUMBER: 01-80459-RCM-11                                MONTH: October, 2002
            ----------------------------                          --------------

PAYMENTS TO INSIDERS AND PROFESSIONALS

     OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY
     CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                                INSIDERS
NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                                        0                                  0



                                                     PROFESSIONALS
NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED &
                                       PAYMENT                                                             DATE           UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0

* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED



                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS
NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID DURING           TOTAL UNPAID POSTPETITION
                                   PAYMENTS DUE                     MONTH

1. Morgan Guaranty                 690,076                          0                             690,076
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  0                             690,076



CASE NAME: Cadiz Properties, Inc.                               ACCRUAL BASIS-7
           --------------------------------

CASE NUMBER: 01-80459-RCM-11                                MONTH: October, 2002
            -------------------------------                       --------------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                          X
4. Have any payments been made on prepetition liabilities this reporting period?                                             X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                          INSTALLMENT PAYMENTS
TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY






Case Name: Cadiz Properties, Inc.                                   MOR-7

Case No: 01-80459-RCM-11


Questionaire:

3. Rent receivable is due from Debtor's parent, Alford Refrigerated Warehouses, Inc., Case #01-39776- BJH-11

Insurance:

     All  insurance   coverage  is  maintained   by  Debtor's   parent,   Alford
Refrigerated Warehouses, Inc, Case #01- 39776-BJH-11